UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 8, 2025

Magnolia Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	333-281796	99-2913448
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2900 Clearview Parkway, Metairie, Louisiana	70006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 455-2444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item	7.01	Regulation FD Disclosure

Magnolia Bancorp, Inc. (the “Company”) announced today that its Board of Directors approved the Company’s first stock repurchase program. The new repurchase program provides for the repurchase of up to 33,350 shares, representing 4.0% of the Company’s outstanding common stock, from time to time in open market or privately negotiated transactions. The stock repurchase program will commence on January 15, 2026, following the one-year anniversary of the mutual to stock conversion of the Company’s wholly owned subsidiary, Mutual Savings and Loan Association.

The repurchased shares will be used to fund the Company’s 2025 Recognition and Retention Plan and Trust Agreement. The Compensation Committee granted plan share awards for a total of 16,280 shares of common stock on November 20, 2025, with the first scheduled vesting date of each of the awards being November 20, 2026.

The Company also entered into a Rule 10b5-1 plan with Keefe, Bruyette & Woods, Inc. (“KBW”) on December 8, 2025, pursuant to which KBW shall comply with the applicable requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended in connection with purchases of stock in the open market pursuant to the plan.

Item	9.01	Financial Statements and Exhibits

	(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA BANCORP, INC.

Date: December 8, 2025	By:	/s/ Michael L. Hurley
Michael L. Hurley
President and Chief Executive Officer

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